Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus, constituting a part of this Registration Statement, of our reports dated March 8, 2010 relating to the consolidated financial statements and the effectiveness of Middlesex Water Company’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ParenteBeard LLC
Reading, Pennsylvania
April 30, 2010